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                                                                    Exhibit 4.3

                          THE SHERWIN-WILLIAMS COMPANY

                    $150,000,000 7.375% Debentures Due 2027
                    $150,000,000 7.450% Debentures Due 2097


                             REGISTRATION AGREEMENT



                                                                February 4, 1997


Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

                  The Sherwin-Williams Company, an Ohio corporation (the "Company"), proposes to issue and sell to Salomon Brothers Inc (the "Initial Purchaser"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $150,000,000 principal amount of 7.375% Debentures due 2027 (the "2027 Debentures") and $150,000,000 principal amount of 7.450% Debentures due 2097 (the "2097 Debentures" and, together with the 2027 Debentures, the "Debentures") (the "Initial Placement"). As an inducement to the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time (each of the foregoing a "Holder" and together the "Holders") of the Debentures or the Exchange Debentures (as defined herein), as follows:

                  1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, each as the same may be amended from time to time.








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                  "AFFILIATE" shall have the meaning ascribed to that term in
Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "CLOSING DATE" has the meaning given such term in the Purchase Agreement.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "DEBENTURES" has the meaning set forth in the preamble hereto.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, each as the same may be amended from time to time.

                  "EXCHANGE DEBENTURES" means, with respect to the 2027 Debentures, the 2027 Exchange Debentures, and with respect to the 2097 Debentures, the 2097 Exchange Debentures.

                  "EXCHANGE OFFER REGISTRATION PERIOD" means the 180-day period following the consummation of the Registered Exchange Offers, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" means a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offers, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "EXCHANGING DEALER" means any Holder (which may include any Initial Purchaser) which is a broker-dealer electing to exchange Debentures acquired for its own account as a result of market-making activities or other trading activities for Exchange Debentures.

                  "FINAL MEMORANDUM" has the meaning set forth in the Purchase Agreement.

                  "HOLDER" has the meaning set forth in the preamble hereto.







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                  "INDENTURE" means the Indenture relating to the Debentures dated as of February 1, 1996, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                  "INITIAL PLACEMENT" has the meaning set forth in the preamble hereto.

                  "LOSSES" has the meaning given such term in Section 6(d) hereof.

                  "MAJORITY HOLDERS" means the Holders of a majority of the aggregate principal amount of Debentures or Exchange Debentures registered under the Registration Statement.

                  "MANAGING UNDERWRITERS" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

                  "PROSPECTUS" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Debentures or the Exchange Debentures, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

                  "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereto.

                  "INITIAL PURCHASER" has the meaning set forth in the preamble hereto.

                  "REGISTERED EXCHANGE OFFERS" means the proposed offers to the Holders to issue and deliver to such Holders a like principal amount of (i) 2027 Exchange Debentures, in exchange for 2027 Debentures and (ii) 2097 Exchange Debentures, in exchange for 2097 Debentures.

                  "REGISTRATION DEFAULT" has the meaning given such term in
Section 7(a) hereof.

                  "REGISTRATION STATEMENT" means any Exchange Offer Registration Statement or Shelf Registration Statement that







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covers any of the Debentures or the Exchange Debentures pursuant to the provisions of this Agreement, and amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SHELF REGISTRATION" means a registration effected pursuant to
Section 3 hereof.

                  "SHELF REGISTRATION PERIOD" has the meaning given such term in Section 3(b) hereof.

                  "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Debentures or the Exchange Debentures, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, and amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SPECIAL INTEREST" has the meaning given such term in Section 7(a) hereof.

                  "TRUSTEE" means The Chase Manhattan Bank, as Trustee, under the Indenture.

                  "2097 DEBENTURES" has the meaning set forth in the preamble hereto.

                  "2097 EXCHANGE DEBENTURES" means the debentures of the Company which are identical in all material respects to the 2097 Debentures (except that the 2097 Exchange Debentures will not contain terms with respect to transfer restrictions or Special Interest) to be issued under the Registered Exchange Offers in exchange for the 2097 Debentures.

                  "2027 DEBENTURES" has the meaning set forth in the preamble hereto.

                  "2027 EXCHANGE DEBENTURES" means the debentures of the Company which are identical in all material respects to the 2027 Debentures (except that the 2097 Exchange Debentures will not contain terms with respect to transfer







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restrictions or Special Interest) to be issued under the Registered Exchange
Offers in exchange for the 2027 Debentures.

                  "UNDERWRITER" means any underwriter of Debentures in connection with an offering thereof under a Shelf Registration Statement.

                  2. REGISTERED EXCHANGE OFFERS; RESALES OF EXCHANGE DEBENTURES BY EXCHANGING DEALERS. (a) The Company shall prepare and, not later than 90 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the Closing Date.

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offers, it being the objective of such Registered Exchange Offers to enable each Holder electing to exchange Debentures for Exchange Debentures (assuming that such Holder is not an Affiliate of the Company, acquires the Exchange Debentures in the ordinary course of such Holder's business and at the time of the commencement of the Exchange Offers, has no arrangements with any person to participate in the distribution (within the meaning of the Act) of the Exchange Debentures) to transfer such Exchange Debentures from and after their receipt without any limitations or restrictions under the Act.

                  (c) In connection with the Registered Exchange Offers, the Company shall:

                  (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) keep each Registered Exchange Offers open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                  (iii) utilize the services of a depositary for the Registered Exchange Offers with an address in the Borough of Manhattan, the City of New York; and







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                  (iv) comply in all respects with all applicable laws.

                  (d) As soon as practicable after the close of each Registered Exchange Offer, the Company shall:

                  (i) accept for exchange all Debentures tendered and not validly withdrawn pursuant to such Registered Exchange Offer;

                  (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Debentures so accepted for exchange; and

                  (iii) cause the Trustee promptly to authenticate and deliver to each Holder of tendered Debentures, Exchange Debentures equal in principal amount to the Debentures of such Holder so accepted for exchange therefor.

                  (e) The Initial Purchaser and the Company acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Debentures received by such Exchanging Dealer pursuant to the Registered Exchange Offers in exchange for Debentures acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

                  (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offers, and in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offers; and

                  (ii) to the extent that it is notified by an Exchanging Dealer that such Exchanging Dealer intends to rely upon the procedures set forth in this Section 2(e), use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration







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         Period for delivery of the Prospectus forming a part thereof by
         Exchanging Dealers in connection with sales of Exchange Debentures received pursuant to the Registered Exchange Offers, as contemplated by
         Section 4(h) below.

                  (f) If the Company has consummated the Exchange Offers, then, subject to Section 3(iii), (iv) and (v), the Company will have no obligation to file or to maintain the effectiveness of a Shelf Registration Statement with respect to any Debentures that are not tendered in the Exchange Offers.

                  3. SHELF REGISTRATION. If (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offers as contemplated by Section 2 hereof or (ii) if for any reason the Exchange Offer Registration Statement is not declared effective within 180 days following the Closing Date or (iii) for any other reason the Registered Exchange Offers are not consummated within 210 days following the Closing Date, or (iv) the Initial Purchaser so requests with respect to Debentures not eligible to be exchanged for Exchange Debentures in a Registered Exchange Offer and held by it following consummation of the Registered Exchange Offers, or (v) if under any applicable laws or applicable interpretations thereof any Holder at the time of the Registered Exchange Offers (including the Initial Purchaser) is not eligible to participate in the Registered Exchange Offers or (vi) any Holder that participates in the Registered Exchange Offer (other than an Exchanging Dealer), does not receive freely tradeable thereafter Exchange Debentures in exchange for tendered Debentures, the following provisions shall apply:

                  (a) The Company shall at its own cost, as promptly as practicable file and use its best efforts to cause to be declared effective under the Act by the 210th day after the Closing Date (or promptly in the event of a request by the Initial Purchaser) a Shelf Registration Statement relating to the offer and sale of the Debentures or the Exchange Debentures, as applicable, by the applicable Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; PROVIDED, HOWEVER, that with respect to Exchange Debentures received by the Initial Purchaser in exchange for Debentures constituting any







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portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                  (b) The Company shall keep the Shelf Registration Statement continuously effective until the earliest of (i) the third anniversary of the Closing Date (or the first anniversary of the effective date of the Shelf Registration Statement if such Shelf Registration Statement is filed at the request of the Initial Purchaser), (ii) the time when the Debentures registered under the Shelf Registration Statement can be sold by non-Affiliates pursuant to Rule 144 under the Act without any limitations under clauses (c), (e), (f) and
(h) of Rule 144 or (iii) such time as all the Debentures or Exchange Debentures, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"); PROVIDED, HOWEVER, that the Company will have the ability to suspend the availability of the Shelf Registration Statement during any consecutive 365-day period for up to two periods of up to 45 consecutive days, but no more than an aggregate of 60 days during any 365-day period (a "Suspension"), PROVIDED that the Company notifies the holders of the Debentures covered thereby of any such Suspension as required by Section 4(c)(2)(iii).

                  4. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement and, to the extent specified, any Exchange Offer Registration Statement, the following provisions shall apply:

                  (a) The Company shall furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange Offer Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall not include in any such document, when so filed with the Commission, any material as to which the Initial Purchaser may reasonably object.







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                  (b) The Company agrees that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                  (c) (1) The Company shall notify the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such notice in writing:

                           (i) when a Registration Statement and any amendment
                  thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                           (ii) of any request by the Commission for amendments
                  or supplements to the Registration Statement or the Prospectus included therein or for additional information.

                  (2) The Company shall notify the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or







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         any such Holder or Exchanging Dealer, confirm such notice in writing of the inability to use the Shelf Registration Statement for resales of the Debentures or the Exchange Debentures as a result of:

                           (i) the issuance by the Commission of any stop order
                  suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (ii) the receipt by the Company of any notification
                  with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                           (iii) a Suspension; or

                           (iv) the happening of any event that requires the
                  making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                  (d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

                  (e) The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

                  (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf







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         Registration Statement, without charge, as many copies of the
         Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

                  (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including those incorporated by reference).

                  (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Debentures received by it pursuant to the Registered Exchange Offers; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

                  (i) Prior to the Registered Exchange Offers or any other offering of Debentures pursuant to any Registration Statement, the Company shall use its best efforts to register or qualify, and shall cooperate with the Holders of Debentures included therein and their respective counsel in connection with the registration or qualification of, such Debentures for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Debentures covered by such Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then







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         so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (j) Unless the applicable Debentures shall be in book-entry only form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Debentures to be sold pursuant to any Registration Statement free of any restrictive legends and in such authorized denominations and registered in such names as Holders may request prior to sales of Debentures pursuant to such Registration Statement.

                  (k) Upon the occurrence of any event contemplated by paragraphs c(1)(ii) or (c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Not later than the effective date of any Shelf Registration Statement hereunder, the Company shall use its best efforts to cause The Depository Trust Company ("DTC") to remove (i) from any existing CUSIP number assigned to the Debentures or Exchange Debentures, as the case may be, any designation indicating that such Debentures are "restricted securities", which efforts shall include delivery to DTC of a letter executed by the Company substantially in the form of Annex E hereto and (ii) any other stop or restriction on DTC's system with respect to such Debentures. Upon compliance with the foregoing requirements of this Section 4(l), the Company shall provide the Trustee with printed certificates for such Debentures, in a form eligible for deposit with DTC.

                  (m) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement







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         an earnings statement satisfying the provisions of Section 11(a) of the
         Act.

                  (n) The Company may require each Holder of Debentures to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding such Holder and the distribution of such Debentures by such Holder as the Company may from time to time reasonably require for inclusion in such Registration Statement.

                  (o) The Company shall, if requested by the Managing Underwriters or the Holders of Debentures covered by such Shelf Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information with respect to such Managing Underwriters and Holders as such Managing Underwriters or Holders reasonably request to include therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (p) In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Debentures or the Exchange Debentures, as the case may be, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 6.

                  (q) In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of Debentures to be registered thereunder, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as is customary for







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         similar due diligence examinations; (ii) cause the Company's officers, directors and employees and any relevant Trustee to supply at the Company's expense all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that, in the case of clause (i) and (ii) above, any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Holders and any such underwriter, attorney, accountant or agent (and, at the request of the Company each of the foregoing shall enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company prior to the delivery of any such information), unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of Debentures registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and taking into account the opinions delivered in connection with the Initial Placement and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such counsel shall include, without limitation, as of the date of the opinions and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, a statement by such counsel regarding the absence from such Registration Statement and the Prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); (v) obtain comfort letters and updates thereof from the independent certified public accountants of the Company, and, if necessary, any other independent certified public accountants of any subsidiary of the Company (and, if necessary, shall use its best efforts to obtain such letters and updates from any independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Debentures registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses
         (iii), (iv), (v) and (vi) of this Section 4(q) shall be performed at
         (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  5. REGISTRATION EXPENSES. The Company shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders of Debentures registered thereunder for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for such Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchaser for the reasonable fees and disbursements of counsel acting in connection therewith.

                  6. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of Debentures or Exchange Debentures, as the case may be, covered thereby (including the Initial Purchaser and, with







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respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each
Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein and (ii) such indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such loss, claim, damage or liability purchased the Debentures or Exchange Debentures, as the case may be, which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Debentures or Exchange Debentures, as the case may be, in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  The Company also agrees to indemnify or contribute to Losses of, as provided in Section 6(d), any underwriters of Debentures or Exchange Debentures registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 6(a) and shall, if requested by any underwriter, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

                  (b) Each Holder of Debentures or Exchange Debentures covered by a Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of the Company's directors, (iii) each of the Company's officers or any Trustee who signs such Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above or paragraph
(d) below unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b). The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, after consultation with legal counsel of its choosing, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Any indemnifying party shall not be liable for any settlement, compromise or consent of any proceeding effected by the indemnified party without the written consent of the indemnifying party (which consent shall not be unreasonably witheld), unless the indemnifying party has waived its right to appoint counsel to represent the indemnified party in such proceeding in which case the indemnified party may effect such a settlement, compromise or consent without the consent of the indemnifying party.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; PROVIDED, HOWEVER, that in no case shall the Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Debenture, or in the case of an Exchange Debenture, applicable to the Debenture which was exchangeable into such Exchange Debenture, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Debentures or Exchange Debentures purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the excess, if any, of the value to such Holder of receiving Debentures or Exchange Debentures, as applicable, registered under the Act over the value to such Holder of holding Debentures not registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.

Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company or any of the officers, directors, trustees or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

                  7. SPECIAL INTEREST UNDER CERTAIN CIRCUMSTANCES. (a) Additional interest (the "Special Interest") shall become payable in respect of the 2027 Debentures or the 2097 Debentures, as the case may be, as follows if any of the following events occur with respect to such Debentures (each such event in clauses (i) through (iv) below, a "Registration Default"):

                  (i) if the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th day following the Closing Date;

                  (ii) if neither the Exchange Offer Registration Statement is declared effective nor (if the Exchange Offers are not permitted as described in Section 3) the Shelf

Registration Statement is filed with the Commission on or prior to the 180th day following the Closing Date;

                  (iii) if the Registered Exchange Offer with respect to such Debentures is not consummated or the Shelf Registration Statement with respect to such Debentures is not declared effective on or prior to the 210th day following the Closing Date; or

                  (iv) if, after the 210th day following the Closing Date, and after the Shelf Registration Statement is declared effective, the Company fails to keep the Shelf Registration Statement continuously effective (except as permitted by the proviso to Section 3(b)) then from such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective and (ii) the date that is the earliest of (x) the third anniversary of the Closing Date (or until the first anniversary of the effective date of the Shelf Registration Statement if the Shelf Registration Statement is filed at the request of the Initial Purchaser), (y) the time when the Debentures registered thereunder can be sold by non-Affiliates pursuant to Rule 144 under the Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144, or (z) the date as of which all of such Debentures are sold pursuant to the Shelf Registration Statement.

                  Special Interest shall accrue on the 2027 Debentures or the 2097 Debentures, as the case may be, over and above the interest rate set forth in the Indenture applicable to such Debentures following the occurrence of each Registration Default set forth in clauses (i), (ii), (iii) and (iv) above from and including the next day following each such Registration Default, in each case at a rate equal to 0.25% per annum of the principal amount of such Debentures (0.50% thereof if pursuant to clause (iv) the Shelf Registration Statement is no longer effective for 30 days or more) payable in cash semiannually in arrears; PROVIDED, HOWEVER, that the aggregate amount of Special Interest payable with respect to the 2027 Debentures or the 2097 Debentures pursuant this Section 7(a) will in no event exceed 0.75% per annum of the principal amount of such Debentures. The Special Interest attributable to each Registration Default shall cease to accrue from the date such Registration Default is cured. Upon (a) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (i) above, (b) the effectiveness of the Exchange Offer Registration Statement or the filing of the Shelf Registration Statement after the 180-day period described in clause (ii) above or (c) the consummation of the Exchange Offer for such Debentures or the effectiveness of a Shelf Registration Statement, as the case may be, after the 210-day period described in clause (iii) above, Special Interest payable on such Debentures as a result of the applicable Registration Default will cease to accrue. For purposes of the preceding sentence, the curing of a Registration Default by the means described in clause (b) above shall constitute a cure of the Registration Defaults described in clauses (i) and (ii) above, and the curing of a Registration Default by the means described in clause (c) above shall constitute a cure of the Registration Defaults described in clauses (i),
(ii) and (iii) above.

                  (b) Any amounts of Special Interest due pursuant to the foregoing paragraphs will be payable in cash on February 1 and August 1 of each year to the holders of record on the preceding January 15 and July 15, respectively.

                  8. MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to the Debentures that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Debentures (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Debentures); PROVIDED, HOWEVER, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Debentures are being sold pursuant to a

Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Debentures being sold rather than registered under such Registration Statement.

                  (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                           (1) if to a Holder, at the most current address given
                  by such holder to the Company in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Brothers Inc;

                           (2) if to you, initially at the address set forth in
                  the Purchase Agreement; and

                           (3) if to the Company, initially at the address set
                  forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given when received.

                  The Initial Purchaser or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Debentures and/or Exchange Debentures. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Debentures and/or Exchange Debentures and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

                  (h) SEVERABILITY. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (i) SECURITIES HELD BY THE COMPANY, ETC. Whenever the consent or approval of Holders of a specified percentage of principal amount of Debentures or Exchange Debentures is required hereunder, Debentures or Exchange Debentures, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Debentures or Exchange Debentures if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Debentures or Exchange Debentures) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and you.


                                    Very truly yours,

                                    THE SHERWIN-WILLIAMS COMPANY,

                                        by: /s/ Larry J. Pitorak
                                           ------------------------------
                                             Name: Larry J. Pitorak
                                             Title: Senior Vice President-
                                                    Finance, Treasurer and
                                                    Chief Financial Officer




Accepted as of the date hereof

SALOMON BROTHERS INC

  by: /s/ Thomas J. Spoto
    ----------------------------
         Name: Thomas J. Spoto
         Title: Associate

                                     Annex A
                                     -------

                  Each broker-dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Debentures. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Debentures received in exchange for Debentures acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                     Annex B
                                     -------

                  Each broker-dealer that receives Exchange Debentures for its own account in exchange for Debentures, where such Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Debentures. See "Plan of Distribution".

                                                                Annex C


                              Plan of Distribution
                              --------------------

                  Each broker-dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Debentures. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Debentures received in exchange for Debentures where such Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

                  The Company will not receive any proceeds from any sale of Exchange Debentures by broker-dealers. Exchange Debentures received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Debentures or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Debentures. Any broker-dealer that resells Exchange Debentures that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Debentures may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Debentures and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Debentures) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Debentures (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                  [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                                                Annex D


                                     Rider A
                                     -------

                  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:__________________________________________

         Address: ______________________________________

                  ______________________________________



                                     Rider B
                                     -------

                  If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Debentures. If the undersigned is a broker-dealer that will receive Exchange Debentures for its own account in exchange for Debentures, it represents that the Debentures to be exchanged for Exchange Debentures were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Debentures; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                                Annex E

                   FORM OF LETTER TO BE PROVIDED BY ISSUER TO
                          THE DEPOSITORY TRUST COMPANY


                          The Sherwin-Williams Company
                     101 Prospect Avenue, N.W. (12th Floor)
                               Cleveland, OH 44115




The Depository Trust Company
7 Hanover Square, 23rd Floor
New York, NY 10004

                  Re:      7.375% Debentures Due 2027
                           7.450% Debentures Due 2029

Ladies and Gentlemen:

                  Please be advised that the Securities and Exchange Commission has declared effective a Registration Statement on Form S-3 under the Securities Act of 1933 with regard to all of the Debentures referenced above. Accordingly, there is no longer any restriction as to whom such Debentures may be sold and any restrictions on the CUSIP designation are no longer appropriate and may be removed. We understand that upon receipt of this letter, DTC will remove any stop or restriction on its system with respect to this issue.

                  As always, please do not hesitate to call if we can be of further assistance.


                                    THE SHERWIN-WILLIAMS COMPANY,

                                        by:
                                            _____________________________
                                               Authorized Officer